Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Amendment No. 1 Registration Statement on Form S-1 our report dated October 25, 2005 (except as to Note 21, as to which the date is November 23, 2005), which appears on page 64 of the annual report on Form 10-K of HEI, Inc. and subsidiaries for the year ended August 31, 2005, and to reference to our Firm under the caption “Experts” in the Amendment No. 1 Registration Statement.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
December 13, 2005